Exhibit 99.1
News Release
PAE to Acquire Metis Solutions,
Expanding and Differentiating Its Intelligence Community and National Security Portfolio

Highlights
•PAE will acquire Metis Solutions Corporation in a $92 million all-cash transaction.
•The acquisition further strengthens PAE's intelligence, defense and national security businesses in areas of high priority for the U.S. federal government.
•In conjunction with the previously announced CENTRA Technology acquisition, the combination expands and differentiates PAE's capabilities in intelligence analysis, training and program support for intelligence and defense customers.
•The acquisition is expected to be accretive to key financial metrics including organic revenue growth, adjusted EBITDA margins and free cash flow.
•Metis’ business will further broaden PAE’s customer reach and adds additional attractive contract vehicles to PAE’s portfolio.

FALLS CHURCH, Va., Nov. 16, 2020 – PAE (NASDAQ: PAE, PAEWW), a global leader in delivering smart solutions to the U.S. government and its allies, today announced that its subsidiary has entered into a definitive agreement to acquire Metis Solutions Corporation, a leading provider of intelligence analysis, operational and tactical training and program management, for approximately $92 million in cash. This represents a transaction multiple of approximately 9.7x CY2020 adjusted EBITDA, adjusted for estimated annual cost synergies.

PAE President and CEO John Heller commented:

“This acquisition, expands and builds scale in intelligence analysis, training and program support, all of which are well-funded market areas of the U.S. government and our allied nations. Moreover, the acquisition of Metis is expected to be accretive to adjusted EBITDA margins and free cash flow. Additionally, in combination with CENTRA Technology, PAE will have significant breadth and depth across the Intelligence and National Security communities in capability and customer access.”

Metis is a leading provider of intelligence analysis, operational and tactical training and program management focused on supporting intelligence community, national security and defense customers. Headquartered in Arlington, Virginia, Metis has more than 450 employees, a majority of whom have top secret clearances with subject matter expertise across a broad range of critical national security issues.

“We are excited to join PAE and its heritage of service. Our shared cultures of service excellence and innovation make this a compelling combination. Together, we will pursue exciting new revenue opportunities,” said Christopher Wynes, Metis president and CEO. “Joining together with PAE will help accelerate growth in our intelligence and national security business and enable us to pursue a broader customer base across more markets.”

Strategic and Financial Benefits of the Acquisition

•Breadth of Contract Vehicles: The transaction brings more than eight strategic indefinite delivery, indefinite quantity contract vehicles, representing more than $60 billion of ceiling value that is expected to improve PAE’s business development pipeline in terms of number, size and win-rate percentage of opportunities.
•Broadens Offerings and Capabilities: Expands and builds scale in PAE’s intelligence analysis, training and program support business areas. These market areas are all well-funded by the U.S. government and our allied nations.
•Expands Whitespace Opportunity: Strategically positions PAE with new customers across the intelligence and defense communities.
•Attractive Financial Profile: Metis’ current financial profile, coupled with expected cost synergies, is expected to be accretive to organic revenue growth, adjusted EBITDA margins and free cash flow per share.

Financing and Approvals

The transaction has been unanimously approved by the boards of directors of both PAE and Metis. It is expected to close this quarter. PAE expects to fund the purchase price of approximately $92 million with cash on hand and utilization of its delayed draw term loan.

PAE is reiterating its fiscal year 2020 financial outlook provided on November 5th, 2020. The 2020 financial outlook does not incorporate anticipated financial results of CENTRA or Metis.

Advisors
Crowell & Moring LLP acted as legal advisor to PAE in connection with the transaction.

Miles & Stockbridge P.C. acted as legal advisor and Raymond James & Associated, Inc. acted as financial advisor to Metis in connection with the transaction.

Conference Call and Webcast

PAE will host a conference call and webcast, November 16, 2020, at 8 a.m. ET and will post an investor presentation to its website. Management will review details of the acquisition, followed by a question-and-answer session. Listeners and other interested parties will be able to access a presentation summarizing the transaction on the PAE Investor Relations website.

Interested parties are invited to join the webcast from the PAE Investor Relations website. Due to the COVID-19 pandemic, teleconference providers globally are experiencing significant increases in conference call volume. As such, PAE recommends that parties participate by joining the webcast. Alternatively, if the webcast is not practical, attendees may listen to the conference call by dialing (855) 982-6676 and entering conference ID 2168537. The international dial-in access number is (614) 999-9188.

PAE will post an archive of the webcast following the call on the PAE Investor Relations website.

About PAE

For 65 years, PAE has tackled the world’s toughest challenges to deliver agile and steadfast solutions to the U.S. government and its allies. With a global workforce of approximately 20,000 on all seven continents and in approximately 60 countries, PAE delivers a broad range of operational support services to meet the critical needs of our clients. Our headquarters is in Falls Church, Virginia. Find us online at pae.com, on Facebook, Twitter and LinkedIn.

Forward-Looking Statements
This press release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our expectations and projections regarding the acquisition of Metis Solutions Corporation, PAE’s possible or assumed future results of operations, financial results, backlog, estimation of resources for contracts, strategy for and management of growth, needs for additional capital, risks related to government contracting generally, including failures to properly manage projects and subcontractors, susceptibility to claims, litigation and other disputes, and risks related to public health crises. These forward-looking statements are based on PAE’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside PAE’s management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Forward-looking statements included in this release speak only as of the date of this release. PAE does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date of this release except as may be required by the federal securities laws.

Non-GAAP Financial Measures
PAE Incorporated (the “Company”) uses adjusted EBITDA, adjusted EBITDA margin and free cash flow as supplemental non-GAAP measures of performance. PAE defines EBITDA as net income excluding (i) interest expense, (ii) provision for or benefit from income taxes and (iii) depreciation and amortization. Adjusted EBITDA excludes certain amounts included in EBITDA. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenues expressed as a percentage. Free cash flow is defined as cash flow provided by operating activities less capital expenditures.

PAE believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating the acquisition by PAE of Metis Solutions Corporation and the projected future operating and financial results of PAE. The non-GAAP financial measures provided in this press release are forward-looking.

PAE is not providing a quantitative reconciliation of adjusted EBITDA or adjusted EBITDA margin in reliance on the “unreasonable efforts” exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense. In this regard, the Company does not provide a reconciliation of forward-looking adjusted EBITDA (non-GAAP) to GAAP net income, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because certain deductions for non-GAAP exclusions used to calculate projected net income may vary significantly based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income at this time. The amounts of these deductions may be material and, therefore, could result in projected GAAP net income being materially less than is indicated by estimated adjusted EBITDA (non-GAAP). In addition, the Company does not provide a reconciliation of forward-looking free cash flow (non-GAAP) to GAAP cash flows provided by operating activities and GAAP cash used in investing activities, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because certain line items used to calculate projected cash flows provided by operating activities and cash used in investing activities may vary significantly based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all line items needed in order to provide a GAAP calculation of projected free cash flow at this time.

Use of Projections
This press release contains projections with respect to the Company and Metis Solutions Corporation. The Company’s independent auditors have not audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this press release, and accordingly, did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this press release. These projections should not be relied upon as being necessarily indicative of future results.

For investor inquiries regarding PAE:
Mark Zindler
Vice President Investor Relations
PAE
703-717-6017
mark.zindler@pae.com

For media inquiries regarding PAE:
Terrence Nowlin
Senior Communications Manager
PAE
703-656-7423
terrence.nowlin@pae.com